TEXT OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PENINSULA HOLDINGS GROUP, LTD.

1.

On April 15, 2004, the Board of Directors of Peninsula Holdings Group, Ltd. (the "Corporation"), pursuant to the provisions of Articles 78.390 and 78.403 of the Nevada General Corporation Law, adopted the following resolutions approving the Amendment and Restatement of the Corporation's Articles of Incorporation and recommending the same to the stockholders of the Corporation:

"RESOLVED, that the Corporation's Articles of Incorporation and all amendments thereto be replaced in their entirety by the proposed amended and restated articles of incorporation of the Corporation (the "Amended and Restated Articles of Incorporation");

RESOLVED, that the Amended and Restated Articles of Incorporation be recommended and submitted to the stockholders of the Corporation for their consideration and approval at a special meeting of the stockholders; and

RESOLVED, that upon approval by the shareholders, the Amended and Restated Articles of Incorporation shall be filed with the Secretary of State of the State of Nevada and upon such filing, shall become Amended and Restated Articles of Incorporation of the Corporation."

2.

These Amended and Restated Articles of Incorporation were adopted by the Board of Directors of the Corporation pursuant to the above resolutions effective April 15, 2004, and were adopted by the stockholders of the Corporation effective April 15, 2004.

3.

The number of shares outstanding and entitled to vote of (a) Class A Common Stock is 228,428,600, (b) Class B Common Stock is 5,859,596, and (c) Class C Common Stock is 58,658,547.  The total number of shares outstanding and entitled to vote of Common Stock is 292,946,743 and the number of shares outstanding and entitled to vote of Preferred Stock is 0.  These Amended and Restated Articles of Incorporation were adopted at a special meeting of the stockholders and approved by the holders of (i) 129,929,877 shares of Class A Common Stock, (ii) 3,187,546 shares of Class B Common Stock, (iii) 53,243,000 shares of Class C Common Stock and (iv) a total of 186,360,423 shares of Common Stock, which is in excess of the number of shares necessary in each class and of all classes to approve such action at a meeting of the stockholders.

4.

The Articles of Incorporation and all amendments and supplements thereto are amended and replaced in their entirety by the following Amended and Restated Articles of Incorporation, which amend and restate Articles Second through Thirteenth of the Corporation's Articles of Incorporation:

FIRST:  The name of the Corporation is Peninsula Holdings Group, Ltd.

SECOND:  The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the Nevada General Corporation Law.

THIRD:  The Corporation shall have perpetual existence.

FOURTH:  The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Three Billion Four Hundred Million (3,400,000,000) shares of capital stock, classified as (i) Eight Hundred Fifty Million (850,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock") and (ii) Two Billion Five Hundred Fifty Million (2,550,000,000) shares of common stock, par value $0.001 per share ("Common Stock") of which 850,000,000 shares shall be "Class A Common Stock," 850,000,000 shares shall be "Class B Common Stock" and 850,000,000 shares shall be "Class C Common Stock." The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock are as follows:

1.

Provisions Relating to the Preferred Stock.

(a)

The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

(b)

Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i)

whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii)

the number of shares to constitute the class or series and the designations thereof;

(iii)

the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(iv)

whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v)

whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi)

the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)

the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii)

whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)

such other special rights and protective provisions with respect to any class or series as may to the Board of Directors of the Corporation seem advisable.

(c)

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects.  The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series.  The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

2.

Provisions Relating to the Class A Common Stock, Class B Common Stock and Class C Common Stock.  Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Article FOURTH.

3.

Dividends; Stock Splits.  Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock or other securities of the Corporation.  Except for any dividend on the Class C Common Stock declared pursuant to Section 7 of this ARTICLE FOURTH, the holders of shares of any class of Common Stock shall be entitled to receive, at the same time that any dividend is declared by the Board of Directors on the shares of any other class of Common Stock, the same dividend per share on the shares of such class of Common Stock, payable on the same date; provided that if any dividend is payable on the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, respectively, or options, warrants or rights to acquire or securities convertible into or exchangeable for shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, respectively, the dividend payable on each other class of Common Stock may, at the discretion of the Board of Directors, be paid in shares of such other class of Common Stock, or, as applicable, options, warrants or rights to acquire or securities convertible into or exchangeable for shares of such other class of Common Stock.  If the corporation shall in any manner subdivide or combine the outstanding shares of any class of Common Stock, the outstanding shares of each other class of Common Stock shall be subdivided, or combined, as the case may be, to the same extent, share and share alike.

4.

Voting Rights.

(a)

Holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to vote on all matters on which the stockholders of the Corporation are entitled to vote.  Each holder of shares of Class A Common Stock and/or of Class B Common Stock shall be entitled to one vote per share for each share of Class A Common Stock or Class B Common Stock standing in such holder's name on the books of the Corporation.  Except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters.

(b)

Except as set forth herein or as otherwise required by law, holders of shares of Class C Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class C Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.  On any matter on which the holders of shares of Class A Common Stock, Class B Common Stock and the holders of shares of Class C Common Stock are entitled to vote, except as otherwise required by law, the Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class, and each holder of shares of Class C Common Stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided, however, that notwithstanding the foregoing, holders of shares of Class C Common Stock shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of this ARTICLE FOURTH that adversely affects the preferences or special rights granted in this ARTICLE FOURTH to the holders of the Class C Common Stock.

5.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be entitled to share ratably in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities, of the Corporation and payment of any preferential amounts payable to any holders of the Corporation's Preferred Stock (if any).  No shareholder will have any claim with respect to any particular asset of the Corporation.  Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, alone, shall be deemed a liquidation, dissolution or winding-up for purposes of this Section 5.

6.

Conversion of Class B Common Stock into Class A Common Stock at the Option of Class B Common Stockholders.

(a)

Each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and non-assessable share of Class A Common Stock.  Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted at the office of the transfer agent of the Corporation (the "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to Section 6(c).

(b)

As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section 6(a) and the payment in cash of any amount required by the provisions of Sections 6(a) and (c), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and non-assessable shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(c)

The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance.  However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

(d)

When shares of Class B Common Stock have been converted, they shall be canceled and not reissued.

7.

Mandatory Dividend or Redemption of Class C Common Stock on Disposition of All or Substantially All of the Assets of the Healthcare Group.

(a)

In the event of a Disposition (as hereinafter defined) (other than an Exempt Disposition (as hereinafter defined)), the Corporation shall, on or prior to the 65th Trading Day after the Disposition Date (as hereinafter defined), provided that funds of the Corporation are legally available therefore, either:

(1)

declare and pay a dividend to holders of the Class C Common Stock (in cash, securities (other than Common Stock) or other property or a combination thereof), in an aggregate amount having a Fair Value (as hereinafter defined) (determined as of the Disposition Date) equal to sixty percent (60%) of the Fair Value (determined as of the Disposition Date) of the Net Proceeds (as hereinafter defined) of such Disposition; or

(2)

redeem from holders of the Class C Common Stock, in exchange for cash, securities (other than Common Stock) or other property or a combination thereof) for an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to sixty percent (60%) of the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such Class C Common Stock; provided, however, that if the price per share of Class C Common Stock to be paid thereby shall be less than the average Market Value for a share of Class C Common Stock during the 20 consecutive Trading Day period preceding (and including) the Disposition Date, only such number of shares of Class C Common Stock (rounded, if necessary, to a whole number) that could be purchased at such average Market Value during the 20 consecutive Trading Day period preceding (and including) the Disposition Date shall be redeemed.

(b)

At any time within one year after completing any dividend or partial redemption pursuant to Section 7(a)(1) or 7(a)(2), the Corporation may issue, in exchange for each remaining outstanding share of the Class C Common Stock, a number of shares of Class A Common Stock having an aggregate average Market Value equal to 110% of the average Market Value of a share of Class C Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of Class C Common Stock.

(c)

For purposes of this Section 7, if the Corporation consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

8.

Class C Common Stock Dividend, Redemption and Exchange Procedures.

(a)

If the Corporation completes a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the 10th Trading Day after the applicable Disposition Date, issue a press release specifying (x) the Net Proceeds of such Disposition, (y) the number of shares of Class C Common Stock outstanding and (z) the number of shares of Class C Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants.  The Corporation shall, not more than 40 Trading Days after the Disposition Date, announce by press release which of the actions specified in Section 7(a) of this Article FOURTH it has determined to take.  In addition, the Corporation shall, not more than 40 Trading Days after the Disposition Date and not less than 10 Trading Days before the applicable payment date or redemption date, send a notice by first-class mail, postage prepaid, to the holders of Class C Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

(1)

if the Corporation has determined to declare a dividend as contemplated by Section 7(a)(1) of this Article FOURTH, (i) the record date for such dividend, (ii) the payment date of such dividend (which cannot be more than 65 Trading Days after such Disposition Date), (iii) the Net Proceeds of such Disposition and (iv) the type of property to be paid in such dividend and the approximate per share amount thereof; and

(2)

if the Corporation has determined to undertake a redemption as contemplated by Section 7(a)(2) of this Article FOURTH, (i) the date of redemption (which cannot be more than 65 Trading Days after such Disposition Date), (ii) the Net Proceeds of such Disposition, (iii) the type of property to be paid as a redemption price and the approximate per share amount thereof, (iv) if less than all shares of the Class C Common Stock are to be redeemed, the approximate number of shares to be redeemed and (v) the place or places where certificates for shares of such Class C Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption.

(b)

If the Corporation has determined to complete an exchange of Class A Common Stock for Class C Common Stock described in Section 7(b) of this Article FOURTH, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the Class C Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the exchange date and the other terms of the exchange and (y) the place or places where certificates for shares of Class C Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

(c)

Neither the failure to mail any notice required by this Section 7 to any particular holder nor any defect therein shall affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

(d)

If the Corporation is redeeming less than all of the outstanding shares of Class C Common Stock pursuant to Section 7 of this Article FOURTH, the Corporation shall redeem such shares of such class pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

(e)

No holder of shares of Class C Common Stock being redeemed or exchanged shall be entitled to receive any cash, securities or other property to be distributed in such redemption or exchange until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement).  As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest.  If less than all of the shares of Class C Common Stock represented by any one certificate is redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Class C Common Stock not redeemed.

(f)

The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Class C Common Stock upon any exchange, redemption, dividend or other distribution described above.  If more than one share of Class C Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution.  If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

(g)

From and after the date set for any redemption or exchange contemplated by Section 7(a) or 7(b) all rights of a holder of shares of Class C Common Stock being redeemed or exchanged shall cease, except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were redeemed or exchanged, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend).  A holder of shares of Class C Common Stock being exchanged for Class A Common Stock shall not be entitled to receive any dividend or other distribution with respect to shares of Class A Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.  From and after the date set for any exchange, the Corporation shall be entitled to treat the certificates for shares of Class C Common Stock that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of Class A Common Stock for which the shares of such Class C Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

(h)

The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any redemption or exchange contemplated by Section 7; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

(i)

The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate Section 7 as the Board of Directors may determine to be appropriate under the circumstances.  At the discretion of the Board of Directors, shares of Class C Common Stock that are redeemed may be eliminated from the authorized number of shares of the Corporation or restored to the status of authorized but unissued shares.

9.

Definitions.  As used in this Article FOURTH, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

"ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of the Healthcare Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the gross assets of such Group.

"COMMON STOCK" means any Class A Common Stock, Class B Common Stock or Class C Common Stock.

"DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of the Healthcare Group to one or more Persons, in one transaction or a series of related transactions.

"DISPOSITION DATE" means, with respect to a Disposition, the final date of consummation of such Disposition.

"EFFECTIVE DATE" means the date on which the Amended and Restated Articles of Incorporation of the Corporation authorizing the Class C Common Stock first becomes effective under Nevada law.

"EXEMPT DISPOSITION" means any of the following:

(a)

a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders;

(b)

a Disposition to any Person controlled by the Corporation (as determined by the Board of Directors in its sole discretion); or

(c)

a Disposition for which the Corporation (or a wholly-owned Subsidiary or Subsidiaries) receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by the Healthcare Group prior to the Disposition, as determined by the Board of Directors in its sole discretion.

"FAIR VALUE" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof as of the date of determination or, if that date is not a Trading Day, the most recent Trading Date prior thereto and (c) in the case of other assets or securities or capital stock that has not been Publicly Traded for at least 15 months, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

"HEALTHCARE GROUP" means (a) the healthcare business division of the Corporation, including all of the businesses, assets and liabilities of the Corporation and its Subsidiaries allocated to the Healthcare Group as of the Effective Date, (b) any business assets or liabilities acquired or incurred by the Corporation or any of its Subsidiaries after the Effective Date in the ordinary course of business and attributable to or allocated to the Healthcare Group, and (c) the rights and obligations of the Healthcare Group under any debt of the Corporation deemed to be owed to or by the Healthcare Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that the Corporation may re-allocate assets from or to the Healthcare Group in return for other assets or services in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time.

"MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such class or series of capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

"NET PROCEEDS" of a Disposition of any of the assets of the Healthcare Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for:  (a) any taxes payable by the Corporation or any Subsidiary or affiliate thereof in respect of such Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, the Healthcare Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments.

"PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

"PUBLICLY TRADED" with respect to any security means registered under Section 12 of the Securities Exchange Act of 1934, as amended and (a) listed for trading on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, (b) quoted on the Nasdaq NMS or Nasdaq Small Cap Market (or any successor market systems), or (c) traded in the over the counter market.

"SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are directly or indirectly owned by such Person.

"TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal market in which it trades.

FIFTH:  The governing board of the Corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased as provided by the bylaws of the Corporation; provided that the number of directors shall not be reduced to fewer than one (1).

SIXTH:  The capital stock, after the amount of the subscription price, or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

SEVENTH:  No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:  (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

EIGHTH:  The Corporation shall have the power and authority to indemnify any person to the fullest extent permitted by law.

NINTH:  No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

TENTH:  In furtherance and not in limitation of the powers conferred by statutes, the Board of Directors is expressly authorized to adopt, alter or repeal the bylaws of the Corporation, except to the extent that such power may be modified or divested by action of stockholders representing a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon taken at any regular or special meeting of the stockholders.

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I, the undersigned, for the purpose of amending and restating the Articles of Incorporation of the Corporation under the laws of the State of Nevada, do make, file, and record these Amended and Restated Articles of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 16th  day of April, 2004.

Celso B. Suarez, Jr.

Secretary

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